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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

1. AVICOLA PILGRIM'S PRIDE DE MEXICO, S.A. DE C.V., a Republic of Mexico corporation

2. CIA. INCUBADORA HIDALGO, S.A. DE C.V., a Republic of Mexico corporation

3. INMOBILIARIA AVICOLA PILGRIM'S PRIDE, S. DE R.L. DE C.V., a Republic of Mexico corporation

4. PILGRIM'S PRIDE, S.A. DE C.V., a Republic of Mexico corporation

5. PRODUCTORA Y DISTRIBUIDORA DE ALIMENTOS, S.A. DE C.V., a Republic of Mexico corporation

6. GALLINA PESADA S.A. DE C.V., a Republic of Mexico corporation

7. PPC MARKETING, LTD., a Texas limited partnership

8. PPC DELAWARE BUSINESS TRUST, a Delaware business trust